UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2022

                                                                  WESTWATER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6950 S. Potomac Street, Suite 300, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 531 0516

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Amendment to a Current Report on Form 8-K/A supplements the Current Report on Form 8K filed with the SEC on February 9, 2022 (the “Original Form 8-K”) solely for the purpose of disclosing the entry by Westwater Resources, Inc. (the “Company”) into an Executive Chairman Agreement with Terence J. Cryan (the “Executive Chairman Agreement”) in connection with his new role as Executive Chairman of the Company. This amendment will supplement Item 1.01 of the Original Form 8-K by adding an explanation of the Executive Chairman Agreement and will supplement Item 9.01 of the Original Form 8-K by furnishing a copy of the Executive Chairman Agreement. No other changes have been made to the Original Form 8-K.

Item 1.01Entry into a Material Definitive Agreement.

On February 10, 2022, but effective as of February 26, 2022, in connection with his new role as Executive Chairman of the Company, as described under Item 5.02 of the Original Form 8-K, Mr. Cryan entered into an Executive Chairman Agreement with the Company. Mr. Cryan has served as the Chairman of the Board of Directors of the Company since August 2017. Pursuant to the Executive Chairman Agreement, Mr. Cryan will receive a salary of $12,500 per month as an employee of the Company, which will be in addition to any other amounts Mr. Cryan receives from the Company for his other positions with the Company (such as his roles as Director, Chairman of the Board of Directors, and member of the Safety and Sustainability Committee) pursuant to the existing fee structure for those positions that were previously determined by the Board of Directors of the Company. Additionally, Mr. Cryan shall be eligible, but not required, to participate in all of the Company’s benefits programs as exist now or in the future. Each of Mr. Cryan or the Company may terminate the Executive Chairman Agreement at any time upon 60 days’ notice, and the Company upon such termination will only be obligated to pay Mr. Cryan the compensation and expenses due up to the date of the termination. Mr. Cryan is also subject to covenants regarding non-competition, non-solicitation, and confidentiality. The foregoing description of the Executive Chairman Agreement is qualified in its entirety by reference to the full text of the Executive Chairman Agreement which is filed with this Current Report on Form 8-K/A as Exhibit 10.18.

Item 9.01Financial Statements and Exhibits.

Exhibits

*10.18Executive Chairman Agreement by and between the Company and Terence J. Cryan dated February 10, 2022.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2022

WESTWATER RESOURCES, INC.

By: /s/ Jeffrey L. Vigil

Name: Jeffrey L. Vigil

Title: Vice President–Finance and Chief Financial Officer